                                                                    Exhibit 3.31

                            CERTIFICATE OF FORMATION
                                       OF
                              ACC OHIO LICENSE LLC

         This Certificate of Formation of ACC Ohio License LLC (the "Company"), dated as of December 11, 1998, is being duly executed and filed by Kevin Saer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. Section 18-010, ET SEQ.)

         FIRST.  The name of the limited liability company formed hereby is:
ACC Ohio License LLC.

         SECOND. The address of the registered office of the company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

         THIRD. The name and address of the registered agent for service of process on the company in the State of Delaware is c/o National Registered Agents, Inc., 9 cast Loockerman Street, Dover, Kent County, Delaware 19901.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                               /s/ Kevin Saer
                               -----------------------------------
                               Kevin Saer, Esq.
                               Authorized Person




                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 12/11/1998
                                                         981476592 - 2977789